                                                                    EXHIBIT 23.1


                      MANUFACTURED HOME COMMUNITIES, INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Manufactured Home Communities, Inc. on Form S-8 (File Nos. 33-76846 and 333-25292) and on Form S-3 (File Nos. 33-82902, 33-97288, 333-1710 and
333-25297) of our report dated February 16, 1996, on our audit of the consolidated financial statements and financial statement schedule of Manufactured Home Communities, Inc. for the year ended December 31, 1995, which report is included in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.

Chicago, Illinois
March 9, 1998